Schedule 14A Information
          Proxy Statement Pursuant to Section 14(a) of the Securities
                    Exchange Act of 1934 (Amendments No. __)

Filed by the Registrant (x)
Filed by a party other than the Registrant ( )

Check the appropriate box:

( ) Preliminary Proxy Statement

( ) Confidential, for Use of the Commission Only (as permitted by Rule
    14a-6(e) (2))

(X) Definitive Proxy Statement

( ) Definitive Additional Materials

( ) Soliciting Material Pursuant to 240.14a-11(c) or 240.14a-12

                  SEMICONDUCTOR PACKAGING MATERIALS CO., INC.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

                                      same
--------------------------------------------------------------------------------
      (Name of Person(s) Filing Proxy Statement, if other than Registrant)

Payment of Filing Fee (check the appropriate box):

(X) No fee required
( ) Fee computed on table below per Exchange Act Rules 14a-6(i) (1) and 0-11(1).

    1) Title of each class of securities to which transaction applies:

       -------------------------------------------------------------------------

    2) Aggregate number of securities to which transaction applies:

       -------------------------------------------------------------------------

    3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

       -------------------------------------------------------------------------

    4) Proposed maximum aggregate value of transaction:

       -------------------------------------------------------------------------
    5) Total fee paid:

       -------------------------------------------------------------------------

( ) Fee paid previously with preliminary materials.

( ) Check box if any part of the fee is offset as provided by Exchange Act
    Rule 0-11(a) (2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

    1) Amount Previously Paid

    ----------------------------------------------------------------------------

    2) Form, Schedule or Registration Statement No.:

    ----------------------------------------------------------------------------

    3) Filing Party:

    ----------------------------------------------------------------------------

    4) Date Filed:

                   SEMICONDUCTOR PACKAGING MATERIALS CO., INC.
                               One Labriola Court
                             Armonk, New York 10504

                           --------------------------

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                                  TO BE HELD ON
                                 April 28, 1998

                           --------------------------

To the Stockholders of Semiconductor Packaging Materials Co., Inc.:


        You are cordially invited to attend the Annual Meeting of Stockholders (the "Annual Meeting") of Semiconductor Packaging Materials Co., Inc. (the "Company"), which will be held at 11:00 a.m. (E.D.T.) on April 28, 1998, at The Club 101, 101 Park Avenue, New York, New York 10178, telephone number (212) 687-1045, to consider and act upon the following matters:


     (1) The election of a Board of Directors consisting of six persons to hold office for a one-year term and until their successors are duly elected and qualified. The persons nominated by the Board of Directors (Gilbert D. Raker, Frank J. Polese, Richard D. Fain, John
            U. Moorhead II, Steven B. Sands and Mark A. Pinto) are described in the accompanying Proxy Statement.

     (2) The amendment to Article First of the Company's Certificate of Incorporation to change the name of the Company to SEMX Corporation

     (3) The ratification of the amendment to the Amended Employees' Incentive Stock Option Plan as described in the accompanying Proxy Statement.

     (4) The ratification of the amendment to the Company's Non-Qualified Incentive Stock Option Plan as described in the accompanying Proxy Statement.

     (5) The ratification of the appointment of Goldstein Golub Kessler & Company, P.C. as the Company's auditors for the year ending December 31, 1998.

     (6) The transaction of such other business as may properly come before the Annual Meeting or any adjournments thereof.

        Only stockholders of record at the close of business on March 17, 1998 will be entitled to notice of, and to vote at, the Annual Meeting or any adjournments thereof.

        Whether or not you expect to attend the Annual Meeting in person, please complete, date and sign the accompanying proxy card which is being solicited on behalf of the Board of Directors, and return it without delay in the enclosed postage prepaid envelope. Your proxy is revocable and will not be used if you are present and prefer to vote in person or if you revoke the proxy.

Date:  March 30, 1998                    By order of the Board of Directors,


                                         ANDREW A. LOZYNIAK, SECRETARY

                   SEMICONDUCTOR PACKAGING MATERIALS CO., INC.
                               One Labriola Court
                             Armonk, New York 10504
                                 (914) 273-5500

                           --------------------------

                                 Proxy Statement

                         Annual Meeting of Stockholders

                                  To Be Held On

                                April 28, 1998 At

                          THE CLUB 101, 101 PARK AVENUE
                               NEW YORK, NEW YORK


        These proxy materials are furnished to holders of Common Stock, $.10 par value ("Common Stock"), of Semiconductor Packaging Materials Co., Inc., a Delaware corporation (the "Company"), in connection with the solicitation of proxies by the Board of Directors of the Company for use at the Annual Meeting of Stockholders of the Company and for any adjournment or adjournments thereof (the "Annual Meeting"), to be held at 11:00 A.M. (E.D.T.) on April 28, 1998, for the purposes set forth in the accompanying Notice of Annual Meeting of Stockholders. A proxy (the "Proxy") for the Annual Meeting is enclosed, by means of which you may indicate your votes as to each of the proposals described in this Proxy Statement.

        All Proxies which are properly completed, signed and returned to the Company prior to the Annual Meeting, and which have not been revoked, will be voted in accordance with the stockholder's instructions contained in such Proxy. The affirmative vote by holders of a majority of the Common Stock represented at the Annual Meeting is required for the election of Directors, and for the ratification of the appointment of the Company's auditors. The affirmative vote by holders of a majority of the common stock entitled to vote is required for the amendment of the Company's Certificate of Incorporation to change the name of the Company to SEMX Corporation. Similarly, the affirmative vote by holders of a majority of the common stock entitled to vote is required for approval of the ratification of the amendment to the Company's Non-Qualified Incentive Stock Option Plan and for the approval of the ratification of the amendment to the Company's Amended Employees' Incentive Stock Option Plan. In the absence of contrary instructions, shares represented by such Proxy will be voted FOR the election of the nominees for Director as set forth herein, FOR the change of name of the Company, FOR the ratification of the adoption of the amendment to the Company's Non-Qualified Incentive Stock Option Plan, FOR the ratification of the amendment to the Company's Amended Employees' Incentive Stock Option Plan, and FOR the ratification of the appointment of the Company's auditors for the year ending December 31, 1998. Shares represented by proxies which are marked "abstain" for Items 2, 3 and 4 on the proxy card, and proxies which are marked to deny discretionary authority on all other matters, will not be included in the vote totals with respect to those items, and therefore will have no effect on the vote. An automated system administered by the Company's transfer agent counts the votes. The Company's Certificate of Incorporation and By-laws do not contain provisions concerning the treatment of abstentions and broker non-votes. Broker non-votes will be included in the determination of the presence of a quorum, but will not be counted for purposes of determining whether a proposal or nominee has been approved.

        The Board of Directors does not anticipate that the nominees will be unavailable for election and does not know of any other matters that may be brought before the Annual Meeting. In the event that any other matter shall come before the Annual Meeting or the nominees are not available for election, the persons named in the enclosed Proxy will have discretionary authority to vote all Proxies not marked to the contrary with respect to such matter in accordance with their best judgment.

        A stockholder may revoke their Proxy at any time before it is exercised by filing with the Secretary of the Company at its executive offices at One Labriola Court, Armonk, New York 10504, either by written notice of revocation or a duly executed Proxy bearing a later date, or by appearing in person at the Annual Meeting and expressing a desire to vote their shares in person. All costs of this solicitation are to be borne by the Company.

        A list of stockholders entitled to vote at the Annual Meeting will be open to examination by any stockholder, for any purpose germane to the meeting, at the executive offices of the Company, One Labriola Court, Armonk, New York 10504, during ordinary business hours for ten days prior to the Annual Meeting. Such list will also be available during the Annual Meeting.

        This Proxy Statement, the accompanying Notice of Annual Meeting of Stockholders, the Proxy and the 1997 Annual Report to Stockholders including financial statements are expected to be mailed commencing on or about March 30, 1998 to stockholders of record on March 17, 1998.

                                VOTING SECURITIES

        March 17, 1998, has been fixed as the record date for the determination of stockholders entitled to notice of and to vote at the Annual Meeting or any adjournment or adjournments thereof. As of that date, the Company had outstanding 6,075,616 shares of Common Stock outstanding (which figure excludes 300,000 treasury shares not entitled to vote). The Company has no shares of Preferred Stock, $.10 par value issued.

        The following table sets forth, as of March 17, 1998, certain information concerning those persons known to the Company to be the beneficial owners (as such term is defined in Rule 13d-3 under the Securities Exchange Act of 1934 (the "Exchange Act") of more than five (5%) percent of the outstanding shares of Common Stock of the Company and the number of shares of Common Stock of the Company owned by all Directors and nominees of the Company, individually, the Chief Executive Officer of the Company, each of the Named Executive Officers, and by all Directors and executive officers of the Company as a group:

Name and Address of                 Amount and Nature
Beneficial Owner and                of Beneficial                Percent of
Identity of Group (1)(2)            Ownership                    Class

Richard D. Fain (3)                         33,700                  *

Kenneth J. Huth (4)                         58,550                  *

Andrew A. Lozyniak (5)                      49,075                  *

John U. Moorhead, II (6)                    75,100                  1.2%

Mark A. Pinto (7)                           51,500                  *

Frank J. Polese (8)                        454,734                  7.4%

Gilbert D. Raker (9)                       798,775                 12.9%

Steven B. Sands (10)                       253,250                  4.2%

All executive officers                   1,774,684                 27.8%
and Directors as a group
(8 persons) (11)

Kennedy Capital                            323,900(a)              5.3%
10829 Olive Boulevard
St. Louis, Missouri 63141

--------------------
*Less than 1% of outstanding shares of Common Stock
(a) Represents sole dispositive power, sole voting power is 288,600 shares or 4.8%.

      (1) Unless otherwise noted, the Company believes that all persons named in the table have sole investment power with respect to all shares of Common Stock beneficially owned by them. A person is deemed to be the beneficial owner of securities that can be acquired by such person within 60 days from the date hereof upon the exercise of warrants or options. Each beneficial owner's percentage ownership is determined by assuming that options or warrants that are held by such person (but not those held by any other person) and which are exercisable within 60 days from the date hereof have been exercised.


      (2) The address of all of the persons is c/o Semiconductor Packaging Materials Co., Inc., One Labriola Court, Armonk, New York 10504.

      (3) Includes 2,700 shares of Common Stock held in trust for Mr. Fain's children, as to which Mr. Fain disclaims beneficial ownership. Includes underlying options to purchase 17,500 shares of Common Stock.

      (4)   Includes underlying options to purchase 20,000 shares of Common
            Stock.

      (5) Includes underlying options to purchase 13,075 shares of common stock.Excludes 1,925 shares of Common Stock issuable upon the exercise of options held by Mr. Lozyniak which are not exercisable within 60 days from the date hereof.

      (6) Includes 3,600 shares of Common Stock owned by his spouse, as to which Mr. Moorhead disclaims beneficial ownership and underlying options to purchase 42,500 shares of Common Stock.

      (7) Includes 19,500 shares of Common Stock owned by Mr. Pinto's father, as to which Mr. Pinto disclaims beneficial ownership, and includes an underlying option to purchase 10,000 shares of common stock but excludes any shares owned by Sutro & Company, Mr. Pinto's employer.

      (8)   Includes underlying options to purchase 70,000 shares of Common
            Stock.

      (9) Includes underlying options to purchase 127,500 shares of Common Stock, 12,500 shares of Common Stock beneficially owned by Mr. Raker's minor daughter, as to which Mr. Raker disclaims beneficial ownership and 1,625 shares beneficially owned by his spouse, as to which Mr. Raker disclaims beneficial ownership. Excludes 32,800 shares of Common Stock issuable upon the exercise of an option held by Mr.

            Raker which is not exercisable within 60 days from the date hereof.

      (10) Includes an aggregate of 235,000 shares owned by three limited partnerships, the general partners of which are corporations of which Mr. Sands is a 50% stockholder. Includes underlying options to purchase 17,500 shares of Common Stock.

      (11) Includes an aggregate of 318,075 shares of Common Stock issuable upon exercise of options described in notes (3), (4), (5), (6), (7),
            (8) (9) and (10).


PROPOSAL 1

                               ELECTION OF DIRECTORS

        The six (6) nominees of management for election as Directors of the Company at the Annual Meeting and certain information concerning each member are set forth below. All the nominees are currently serving as Directors of the Company. If elected, a Director of the Company, will hold office until the next Annual Meeting of Stockholders or until their successor is duly elected and qualified or until their death, resignation or removal. It is intended that the accompanying form of Proxy will be voted FOR the election as Directors of the nominees named below, unless the Proxy contains contrary instructions to withhold authority. Proxies cannot be voted for a greater number of persons than the number of nominees named in the Proxy Statement.

        Management has no reason to believe that the nominees will not be candidates or will be unable to serve. However, in the event that any nominee should become unable or unwilling to serve as a Director, the Proxy will be voted for the election of the remainder of those named, and for such substitute person as shall be designated by the Directors.

        The following persons, each of whom is currently serving as a Director of the Company are nominated for election.


        Name                       Age             Position

        Gilbert D. Raker           54              Chairman of the Board,
                                                   President and Chief
                                                   Executive Officer

        Frank J. Polese            41              Vice Chairman and Director

        Richard D. Fain            50              Director

        John U. Moorhead, II       45              Director

        Steven B. Sands            39              Director

        Mark A. Pinto              41              Director

        Gilbert D. Raker, Chairman of the Board, and Chief Executive Officer of the Company since May 1990, President since December 31, 1995.

        Frank J. Polese - Vice Chairman of the Company since January 1996 and a Director of the Company since July 1993. Mr. Polese also served as President of the Company between January, 1994 and December, 1995. Mr. Polese has served since August 1991 as President of Polese Company, Inc., a California corporation ("Polese Company"), which was acquired by the Company on May 27, 1993, prior to which Mr. Polese was its sole shareholder. Prior to August 1991, Mr. Polese was a manufacturer's representative specializing in products incorporated into microelectronic packages for the electronics industry.

        Richard D. Fain - a Director of the Company since October 1991. Since April 1988, Mr. Fain has been Chairman of the Board of Directors and Chief Executive Officer of Royal Caribbean Cruises, Ltd., a company engaged in the operation of cruise ships. From 1975 until April 1988, Mr. Fain served in various executive capacities and as a Director of Gotaas Larsen Shipping Corporation, a company engaged in operating tankers and liquid natural gas vessels.

         John U. Moorhead, II - a Director of the Company since October 1991. Since January, 1995, Mr. Moorhead has been a managing director of V. M. Equity Partners, an investment banking firm. Since November, 1990 Mr. Moorhead has been President of The Moorhead Group, Inc., an investment banking and consulting firm. From January 1988 to October 1990, Mr. Moorhead was

Director of the New Business Group of the Investment Banking Division of Lehman Brothers. From November 1984 to December 1987, Mr. Moorhead was a senior executive at E.F. Hutton.

         Steven B. Sands - a Director of the Company since January 1992. Since November 1990, Mr. Sands has been Chairman of Sands Brothers & Co., Ltd., an investment banking and brokerage firm. From 1987 to 1989, Mr. Sands served as a Managing Director of Rodman & Renshaw, a NYSE member firm. From 1984 to 1986, Mr. Sands served as a Managing Director of Laidlaw Adams & Peck, an investment banking firm. Mr. Sands serves as a Director of Brightpoint, Inc. (wholesale distributor of cellular phones), The Village Green Bookstore, Inc. (owns and operates book store chain), Digital Solutions, Inc. (leases temporary employees), Command Security Corporation (security guard service company) and M.
C. Equities, Inc.(insurance holding company).

         Mark A. Pinto - a Director of the Company since July 1995. He has been Vice President/Institutional Sales, Corporate Bond Department of Sutro & Co. since 1990. From 1987 until 1990, Mr. Pinto was Vice President/Fixed Income of Kidder Peabody & Co. Mr. Pinto has been employed in the securities industry since 1983.

Certain Information Concerning the Board of Directors

        The Company held seven meetings of the Board of Directors during the fiscal year ended December 31, 1997 ("Fiscal 1997") and conducted other business by unanimous written consent. All of the directors attended at least 75% of the Board of Directors, with the exception of Richard D. Fain.

        The Company has a standing audit committee of the Board of Directors, comprised of Messrs. Sands and Pinto, of which Mr. Pinto is the Chairman. During 1997, the audit committee met one time.

        The Company has a standing compensation committee of the Board of Directors (the "Compensation Committee"), which is comprised of Messrs. Fain and Moorhead, of which Mr. Moorhead is the Chairman. During 1997, the Compensation Committee met two times.

        The Board of Directors does not have any other standing committees.

Executive Officers

        The Executive Officers of the Company are as follows:

        Name                     Age        Position

        Gilbert D. Raker         54         Chairman of the Board,
                                            President and
                                            Chief Executive Officer

        Frank J. Polese          41         Vice Chairman of the
                                            Board, President of
                                            Polese Company

        Kenneth J. Huth          59         Executive Vice President

        Andrew A. Lozyniak       40         Executive Vice President,
                                            Secretary, Treasurer and
                                            Chief Financial Officer


        Kenneth J. Huth - Executive Vice President of the Company since January, 1994. President of the Company from January 1990 to December 1993. From 1972 to December 1989, Mr. Huth served as President of Kenneth J. Huth, Inc., a manufacturer's representative specializing in precision stampings and related products for the electronics industry.

        Andrew A. Lozyniak - Executive Vice President since January, 1995, Secretary, Treasurer and Chief Financial Officer of the Company since February 1992. From October 1991 until January 1992, Mr. Lozyniak acted as an independent financial consultant. From July 1986 until September 1991, Mr. Lozyniak was employed as Controller and Treasurer of Ditri Associates, Inc. ("DAI"). In connection with his employment with DAI, Mr. Lozyniak also served in various financial and operating positions with affiliated operating companies and served as an executive officer of six companies acquired by the principals of DAI.


Section 16(a) Beneficial Ownership Reporting Compliance

        Section 16(a) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), requires the Company's officers and Directors, and persons who beneficially own more than 10% of a registered class of the Company's equity securities, to file reports of ownership and changes in ownership with the Securities and Exchange Commission (the "Commission") and the NASDAQ. Officers, Directors and greater-than-10% stockholders are required by the Commission's regulations to furnish the Company with copies of all Section 16(a) forms they file.

        Based solely on a review of the copies of such forms furnished to the Company, the Company believes that during Fiscal 1997, all Section 16(a) filing requirements applicable to its officers, Directors and greater-than-10% beneficial owners were complied with in a timely fashion.

Executive Compensation

        The following table summarizes the compensation paid to, or earned by, the Company's Chief Executive Officer and each of the three other executive officers, other than its Chief Executive Officer (the "Named Executive Officers"), who were serving as executive officers at the end of the 1995, 1996 and 1997 fiscal years, for services rendered in all capacities to the Company during such year.


        (A)    SUMMARY COMPENSATION TABLE

                                     Annual Compensation                   Awards
                                     -------------------                   ------
Name and                                                        Securities
Principal                      Fiscal                           Underlying        All Other(1)
Position                       Year      Salary($)  Bonus($)    Options/SARs(#)   Compensation($)
--------                       ----      ---------  --------    ----------------  ----------------

Gilbert D. Raker,               1997    $259,384    $75,000      32,800
Chairman, President and,        1996    $237,000    $60,000      37,500
Chief Executive Officer         1995    $225,000    $35,000      20,000


Frank J. Polese, Vice           1997    $156,923    $25,000       5,000
Chairman and President          1996    $160,654          0      10,000
of Polese Company (2)           1995    $147,696    $25,000      10,000


Kenneth J. Huth,                1997    $152,057    $30,000       5,000
Executive Vice                  1996    $140,000    $40,000      10,000
President                       1995    $137,500    $25,000       5,000

Andrew A. Lozyniak,             1997    $141,624    $35,000       5,000
Executive Vice                  1996    $117,500    $30,000      20,000           $19,535(3)
President and Chief             1995    $110,000    $20,000      10,000
Financial Officer

-------------------------

      (1) The aggregate amount of such compensation is the lesser of either $50,000 or 10% of such person's total annual salary and bonus.

      (2)   Mr. Polese became Vice Chairman in January 1996.

      (3) Represents car allowance, amounts contributed under the 401 (K) Plan by the Company and reimbursement for certain other expenses.

(B)     OPTION/SAR GRANTS IN LAST FISCAL YEAR


                                            Percent of                                               Hypothetical
                      Number of Securities  Total Options/SAR                                        Value at
                      Underlying            Granted to Employees   Exercise or Base    Expiration    Date of
Name of Individual    Options/SARs          In Fiscal Year         Price ($Share)      Date          Grant (1)
------------------    ------------          --------------         --------------      ----          ---------

Gilbert D. Raker       7,800                4.4%                   $12.7875            10/23/02      $41,129
                      12,500                7.0%                   $11.625             10/23/02      $59,877
                      12,500                7.0%                   $13.50              10/23/02      $69,534

Frank J. Polese        5,000                2.8%                   $8.00               04/30/07      $22,600

Kenneth J. Huth        5,000                2.8%                   $8.00               04/30/07      $22,600

Andrew A. Lozyniak     5,000                2.8%                   $8.00               04/30/07      $22,600


(1) The estimated present value at grant of options during fiscal year 1997 has been calculated using the Black-Scholes option pricing model, based upon the following assumptions; estimated time until exercise: 3 years in the case of Mr. Raker's options and 5 years in the case of all other options presented; a risk free interest rate of 5.89%, 5.86% and 5.86% for Mr. Raker's $12.7875 option, $11.625 option and $13.50 option, respectively, and a risk free rate of 6.57% for all $8.00 options, representing in each case Treasury Note rates for the expected life of the option at the time of grant. The approach used in developing the assumptions upon which the Black-Scholes valuation was done is consistent with the requirements of Statement of Financial Accounting Standard No. 123, "Accounting for Stock-Based Compensation."

        (C)    AGGREGATED OPTION/SAR EXERCISES IN LAST
               FISCAL YEAR AND FISCAL YEAR-END OPTION/SAR
               VALUES

The following table sets forth (a) the number of shares received and the aggregate dollar value realized in connection with each exercise of outstanding stock options during the 1997 fiscal year by the Chief Executive Officer and each of the Named Executive Officers, (b) the total number of all outstanding, unexercised options (separately identifying exercisable and unexercisable options) held by such executive officers as of the end of Fiscal 1997, and (c) the aggregate dollar value of all such unexercised options that are in-the-money (i.e., options as to which the fair market value of the underlying Common Stock that is subject to the option exceeds the exercise price of the option), as of the end of Fiscal 1997:


                                                  Number of            Value of Unexercised
                                                  Unexercised          In the Money
                                                  Options/SARs at      Options/SARs at
                      Shares                      Fiscal Year-End(#)   Fiscal Year-End(#)
                      Acquired/     Value         Exercisable/         Exercisable/
Name                  Exercise(#)   Realized($)   Unexercisable        Unexercisable
-----------           ------------  ------------  -----------------    -------------

Gilbert D. Raker      __            __            127,500/32,800         $198,775/$0
Frank J. Polese       __            __            70,000/0               $138,413/$0
Kenneth J. Huth       __            __            20,000/0               $0/$0
Andrew A. Lozyniak    10,000        $0            13,075/1,925           $0/$0

Compensation of Directors

        The independent Directors of the Company, Messrs. Fain, Moorhead, Sands and Pinto, are each compensated $6,000 per fiscal year and $500 per meeting for serving on the Board of Directors. The Chairman of each committee of the Board receives $1,000 for their service. Members of each committee receive $500 per meeting attended.

        Pursuant to the Company's Non-Qualified Stock Option Plan (the "Non-Qualified Plan"), non-employee Directors (Messrs. Fain, Moorhead, Pinto and Sands) will receive options to purchase 2,500 shares of Common Stock as of the date of the Annual Meeting. The options will be exercisable at a price equal to 100% of the fair market value of the common stock on the date of grant.

Employment Agreements

        On December 15, 1994, the Company entered into a five-year employment agreement with Gilbert D. Raker, pursuant to which Mr. Raker will receive an annual salary in 1998 of $272,000, with an automatic increase of $12,000 commencing January, 1999. Thereafter, Mr. Raker's increases in salary shall be at the discretion of the Board. Bonuses may be paid at the discretion of the Compensation Committee. In the event of a change of control (as defined) of the Company, Mr. Raker may terminate his employment with the Company, and receive the remaining compensation under his employment agreement. Mr. Raker has agreed not to engage in a business that is competitive with the Company during the term of the agreement and for a period of one year thereafter.

        On December 15, 1994, Polese Company entered into a five-year employment agreement with Frank J. Polese, pursuant to which Mr. Polese will receive an annual salary in 1998 of $182,000. Mr. Polese's subsequent annual salary increases shall be at the discretion of the Compensation Committee. For a period of ten years, Mr. Polese has the right to receive 10% of (i) the pre-tax profit from Polese Company's copper/tungsten product line, after allocating operating costs, and (ii) the proceeds of the sale, if any, by the Company of the copper/tungsten heat dissipation technology. Mr. Polese's agreement contains the same change of control and non-competition provisions as Mr. Raker's agreement.

        On December 15, 1994, the Company entered into a three-year employment agreement with Kenneth Huth, pursuant to which Mr. Huth will receive an annual salary in 1998 of $157,500. Mr. Huth's subsequent annual salary increases shall be at the discretion of the Compensation Committee. After expiration of the initial term, the agreement continues on a year-to-year basis unless terminated. Mr. Huth's agreement contains the same change of control and non-competition provisions as Mr. Raker's agreement.

        On December 15, 1994, the Company entered into a three-year employment agreement with Andrew A. Lozyniak, pursuant to which Mr. Lozyniak will receive an annual salary in 1998 of $145,600 Mr. Lozyniak's subsequent annual salary increases shall be at the discretion of the Compensation Committee. After expiration of the initial term, the agreement continues on a year-to-year basis unless terminated. Mr. Lozyniak's agreement contains the same change of control and non-competition provisions as Mr. Raker's agreement.

Employee Stock Option Plan

        The Company has adopted the Semiconductor Packaging Materials Co., Inc. Amended Employees' Incentive Stock Option Plan (the "Plan") pursuant to which shares of the Company's Common Stock are reserved for issuance upon exercise of options designated as "incentive stock options" within the meaning of Section 422A of the Internal Revenue Code of 1986, as amended. There are 600,000 shares reserved for issuance upon exercise of options, which number is subject to increase to 900,000 shares upon approval of Proposal 3 of this Proxy Statement.

        The Plan is administered for the Board of Directors by the Compensation Committee, which determines among other things, the persons to be granted options under the Plan, the number of shares subject to each option and the option price. The exercise price of any stock option granted under the Plan may not be less than the fair market value of the shares subject to the option on the date of grant, provided that the exercise price of any incentive option granted to an optionee owning more than 10% of the outstanding Common Stock may not be less than 110% of the fair market value of the shares underlying such option on the date of grant and the aggregate fair market value of stock with respect to which incentive options are exercisable for the first time by an optionee during any calendar year shall not exceed $100,000. The term of each option and the manner in which it may be exercised is determined by the Board of Directors or the Compensation Committee, provided that any option granted to an optionee owning more than 10% of the Common Stock shall have a term of no more than five years. Incentive Options may be granted only to employees and no option granted to an employee may be exercised unless the optionee is an employee of the Company and has been in such position for at least one year after the date of grant. Options are not transferable, except upon death of the optionee. To date, 590,800 options (as adjusted) have been granted under the Plan.

Non-Qualified Stock Option Plan

        In 1995, the Company adopted, a Non-Qualified Stock Option Plan (the "Non-Qualified Plan") to grant non-qualified stock options not intended to qualify under Section 422(b) of the Internal Revenue Code of 1986, as amended, to purchase an aggregate of 100,000 shares. The Non-Qualified Plan provides that non-qualified stock options ("NQSOs" or "Options") may be granted to non-employees, Directors and consultants to the Company and its subsidiaries, all of whom are eligible to participate in the Non-Qualified Plan (the "Participants"). The Plan which was amended by the Board of Directors on March 11, 1996 and ratified by the Stockholders at the 1996 annual meeting, provides that all non-employee Directors will receive options to purchase 2,500 shares of Common Stock as of the date of the Annual Meeting commencing with the Annual Meeting of 1997. The options are exercisable at a price equal to 100% of the fair market value of the common stock on the date of grant. The Non-Qualified Plan is administered by a stock option committee (the "Non-Qualified Committee") consisting of two non-employee directors appointed by the Board of Directors. The two non-employee directors are currently Messrs. Pinto and Sands. The terms of the options granted under the Non-Qualified Plan are to be determined by the Non-Qualified Committee. An option must be granted within ten years from the date that the Non-Qualified Plan was adopted. Options will be exercisable in whole or part at any time during the ten-year period, but will not have an expiration date later than ten years from the date of grant. Options are non-transferable, except upon death of the optionee. The Board has adopted an amendment to the Non-Qualified Plan making grants of options available to employees of the Company and reserving an additional 200,000 shares of common stock for grants under the Non-Qualified Plan. The amendment is being presented to the stockholders for ratification. See Proposal No. 4 of this Proxy Statement. To date, 50,000 options have been granted under the Non-Qualified Plan.


Stock Options Outside Of A Plan

        The Company had issued options for 280,000 shares outside of its option plans to certain Directors of the Company, consultants and employees.

                              CERTAIN TRANSACTIONS

In connection with the acquisition of all of the issued and outstanding shares of Common Stock of Polese Company in 1993, for a ten-year period commencing on January 1, 1994, Mr. Polese has the right to receive 10% of (i) the pre-tax profit from the copper/tungsten product line after allocating operating costs and (ii) the proceeds of the sale, if any, by the Company of the tungsten/copper heat dissipation technology.

        During 1997, a company owned by Mr. Polese acquired machinery and equipment from the Company for $254,000. The Company recognized a $46,000 gain on this sale.

        The Company believes that transactions between the Company, its officers, Directors, principal stockholders, its subsidiaries or its or their affiliates have been, and in the future will be, on terms no less favorable to the Company than could be obtained from unaffiliated third-parties. Future transactions with affiliates will be approved by a majority of the disinterested members of the Board of Directors.


REPORT OF COMPENSATION COMMITTEE

        The Report of the Compensation Committee and the Performance Graph herein shall not be incorporated by reference into any filing notwithstanding anything to the contrary set forth in any of the Company's previous filings under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934 that might incorporate future filings in whole or in part, including this Proxy Statement.

        The Compensation Committee of the Board of Directors (the "Committee") is composed entirely of independent non-employee directors. The Committee is responsible for establishing and administering the Company's employee compensation plans, subject to the approval of the Board of Directors. The Committee applies a philosophy based on the premise that the achievements and successes of the Company result from the coordinated efforts of all individuals working toward common objectives.

        Compensation Philosophy

        The goals of the Company's compensation program are to align compensation with business performance and to enable the Company to attract and retain competent executives who contribute to the success and profitability of the Company.

        The Committee is committed to providing compensation that helps attract and retain highly competent executive officers. Executive officers are rewarded based upon corporate performance and profitability through the payment of bonuses and the grant to them of stock options. The Company believes stock ownership by management fosters an interest in the enhancement of stockholder value and thus aligns management's interest with that of the stockholders.

        Compensation of the Chief Executive Officer.

        Gilbert D. Raker, the Chairman of the Board, President and Chief Executive Officer has been instrumental in the continued expansion and growth of the Company. He has played and continues to play a pivotal role in the movement of the Company into new areas of business. In 1994, the Company entered into a five year employment agreement with Mr. Raker. Mr. Raker currently receives a base salary of $272,000 per annum, which automatically increases by $12,000 per annum in January 1999, thereafter increases in his salary are at the discretion of the Board. In addition, the Compensation Committee, in its discretion may pay Mr. Raker a bonus

         In recognition of his continuing efforts to lead the Company into expanding business areas, the Committee awarded Mr. Raker a bonus of $75,000 for the fiscal year ended 1997.

         In addition to receiving a bonus, Mr. Raker participates in the Company's Amended Employees' Incentive Stock Option Plan.

COMPENSATION VEHICLES

         The Company uses a total compensation program that consists of cash and equity based compensation.

CASH BASED COMPENSATION

         Salary and Bonuses

         Individual salary determinations of the Company's executive officers are based on experience, duties and functions, performance and comparison to peers, both inside and outside of the Company.

         The Board of Directors in its discretion, may award bonuses to executive officers in recognition of their performance and their contribution to the success of the Company.

         401-K PLAN

         The Company has a 401-K Plan and matches up to 2% of the total compensation of participants in the Plan up to a maximum allowed by law.

EQUITY BASED COMPENSATION

               The Company utilizes its Amended Employees' Incentive Stock Option Plan, which is administered by the Committee, to provide executive officers, among others, involved in the Company's development, an opportunity to acquire or increase their proprietary interest in the financial successes and progress of the Company by means of grants of options to purchase Company Common Stock. The Plan utilizes vesting periods, which are determined by the Committee, to encourage executive officers to continue in the employ of the Company.

               The Board of Directors has adopted, subject to stockholder approval, an amendment to the Non-Qualified

Incentive Stock Option Plan. (See Proposal No. 4 in the Proxy Statement) which, if approved, will allow the Company to reward employees with non-qualified stock options in recognition of their continued contributions to the financial success and progress of the Company.

THE COMPENSATION COMMITTEE:                 John U. Moorhead, II
                                            Richard D. Fain

PERFORMANCE GRAPH

               Set forth below is a Performance Graph that shows the cumulative total return on the Company's Common Stock compared with the cumulative total return of the Small Cap 600 and a peer group index for the period of the Company's last five fiscal years (January 1992 = 100):

               Because the Company is involved in a variety of microelectronic and semiconductor businesses, no published peer group accurately mirrors the Company's business or weighs those businesses to match their relative contributions to the Company's overall performance. Accordingly, the Company has created a special peer group index that includes companies in the principal lines of business in which the Company does business. The common stocks of the following companies have been included in the peer group index: Alpha Technologies Group, Inc., Brush Wellman, Inc., Kulicke & Soffa Industries, Inc., Merix Corp., Methode Electronics, Inc., Robinson Nugent Inc. and Sheldahl.


                                      CHART



A $100 investment in Semiconductor Packaging Materials Common Stock in December, 1992 would be equal to $295.00 in December, 1997. The Board of Directors recognize that the market price of stock is influenced by many factors, only one in which is company performance. The stock price performance shown on the Performance Graph is not necessarily indicative of future price performance.


               THE BOARD OF DIRECTORS RECOMMENDS THAT THE STOCKHOLDERS VOTE "FOR" ALL THE NOMINEES LISTED IN THE FOREGOING PROPOSAL 1.

DATA FOR COMPARISON OF CUMULATIVE TOTAL RETURNS*

                       Small
                       Cap 600            SPM           PEER GROUP

12/92                  $100.00         $100.00           $100.00

12/93                   118.69          166.67            127.84

12/94                   113.02          250.00            191.31

12/95                   146.70          370.00            266.38

12/96                   177.81          435.00            275.25

12/97                   223.08          295.00            277.89


---------------

*Assumes the investment of $100 on December 31, 1992, and the reinvestment of all dividends.

PROPOSAL 2

               PROPOSAL TO AMEND THE CERTIFICATE OF INCORPORATION
                        TO CHANGE THE NAME OF THE COMPANY

        The Board of Directors has approved for submission to a vote of the Stockholders a proposal to change the name of the Company to SEMX Corporation.

        If approved by the Company's stockholders, the amendment will become effective when filed with the Secretary of State of Delaware, and will amend Article First of the Company's Certificate of Incorporation to read as follows:

                                  ARTICLE FIRST

        "The name of the Corporation is SEMX Corporation."

        The Company is involved in a variety of areas in the microelectronics and semiconductor businesses. The Company's present name conveys the false impression that the Company is principally involved in the semiconductor industry, which industry tends to be extremely cyclical and volatile. This volatility is reflected in the prices of the stocks of companies in the semiconductor industry. Although the Company is involved in the reprocessing of silicon wafers, it is also involved in numerous and varied areas of the microelectronics industry.

        Due to all of the aforementioned reasons, and the belief that as the Company grows and diversifies, the Company's present name does not and will not reflect the Company's activities, the Board of Directors believes that the name SEMX Corporation will be beneficial to the Company.

        The affirmative vote of the holders of a majority of the outstanding Common Stock of the Company is required to adopt the proposed amendment.

        If the proposed amendment to the Company's Certificate is approved, the Board of Directors intends to file an amendment to the Company's Certificate in the form of Exhibit A to this Proxy Statement.

        THE BOARD OF DIRECTORS RECOMMENDS THAT STOCKHOLDERS VOTE "FOR" THE FOREGOING PROPOSAL 2.

PROPOSAL 3

                      RATIFICATION OF THE AMENDMENT TO THE
                   SEMICONDUCTOR PACKAGING MATERIALS CO., INC.
                 AMENDED EMPLOYEES' INCENTIVE STOCK OPTION PLAN

        The Board of Directors of the Company has adopted, subject to the approval of stockholders, an amendment to the Company's Amended Employees' Incentive Stock Option Plan (the "ISO Plan") increasing the aggregate number of shares of Common Stock of the Company available under the ISO Plan from 600,000 to 900,000 shares.

        As of the date of this Proxy Statement, options to purchase 590,800 shares have been granted.

        The Board of Directors has deemed it in the best interests of the Company to increase the authorized shares under the ISO Plan by 300,000 shares, to 900,000 shares, so as to provide employees, future employees and other persons involved in the continuing development and successes of the Company and its subsidiaries an opportunity to acquire or increase their proprietary interest in the financial success and progress of the Company by means of grants of options to purchase Common Stock. It is the opinion of the Board of Directors that by providing the Company's employees the opportunity to acquire an equity investment in the Company, the ISO Plan will maintain and strengthen their desire to remain with the Company, stimulate their efforts on the Company's behalf, and also enable the Company to attract other qualified personnel to the Company's employ.

        The affirmative vote of a majority of the outstanding shares of Common Stock of the Company is required for approval of the proposed amendment to the ISO Plan. The Board recommends a vote in favor thereof.

        The following statements summarize certain provisions of the ISO Plan, which is qualified in its entirety by reference to the text of the Plan, copies of which are available for examination at the Securities and Exchange Commission and at the principal office of the Company at 1 Labriola Court, Armonk, New York 10504. Additional information about the Plan may be obtained from the Company's Secretary at (914) 273-5500.

Eligibility for Participation

        The ISO Plan provides that employee incentive stock options ("EISOs") may be granted to employees (including officers and Directors who are also employees) of the Company and its subsidiaries, all of whom are eligible to participate in the ISO Plan (collectively referred to as "Participants"). The Board of Directors or the Compensation Committee will select the optionees and determine the number of shares to be subject to each option. In making such determination, the nature of the services rendered by Participants will be taken into account, as well as the Participant's present and potential contributions to the success of the Company, and such other relevant factors as the Board of Directors or the Compensation Committee shall, in its discretion, deem relevant.

        EISOs may not be granted under the ISO Plan to any one person for shares first exercisable in any calendar year having an aggregate fair market value (measured at the time of grant) in excess of $100,000.

Administration

        The Plan is administered by the Compensation Committee which is comprised of not less than two non-employee directors appointed by the Board. The Compensation Committee is currently comprised of John U. Moorhead, II and Richard D. Fain, with Mr. Moorhead serving as the Chairman. No Director who is eligible to receive options under the Plan may serve on the Compensation Committee. The interpretation and construction of any provisions of the Plan by the Board or its committee shall be final and conclusive. Members of the Board will receive no compensation for their services in connection with the administration of the Plan.

Terms of Options

        The terms of options granted under the ISO Plan are to be determined by the Board or the Compensation Committee. Each option is to be evidenced by a stock option agreement between the Company and the employee to whom such option is granted, and is subject to the following additional terms and conditions.

        (a) Exercise of the Option. The Board of Directors or the Compensation Committee will determine the time periods during which options granted under the ISO Plan may be exercised. An option must be granted within ten (10) years from the date the ISO Plan was adopted on December 20, 1991 (the "Effective Date"). Options will be exercisable in whole or in part at any time during the exercise period but will not have an expiration date later than ten (10) years from the date of grant. EISOs granted to holders of more than 10% of the Company's Common Stock may not have a term of more than five years. Unless otherwise provided in any option agreement issued under the ISO Plan, any option granted under the Plan may be exercisable in whole or in part at any time during the exercise period and must become fully exercisable with five years from the date of its grant and no less than 20% of the Option shall become exercisable in any of the first five years of the Option. An option is exercised by giving written notice of exercise to the Company specifying the number of full shares of Common Stock to be purchased and tendering payment of the purchase price to the Company in cash or certified check, or at the discretion of the Board or the committee, by delivery of shares of Common Stock having a fair market value equal to the Option Price.

        (b) Option Price. In no event may the option price of an ISO be less than the fair market value on the date of grant. Such fair market value of an EISO shall be determined by the Board of Directors and, if the shares of Common Stock are listed on a national securities exchange or traded on the over-the-counter market, the fair market value shall be the last reported sale price of the Common Stock on such date. EISOs granted to holders of more than 10% of the Company's Common Stock are subject to the additional restriction that the option price must be at least 110% of the fair market value of the Company's Common Stock on the date of grant.

        (c) Termination of Employment; Death. If the employment of an optionee under the ISO Plan is terminated otherwise than by retirement, death or disability, such optionee's options shall immediately terminate, provided the Compensation Committee may allow the Options to be exercised at any time within the three months after the date of termination.

               In the event an optionee dies while in the employ of the Company or a subsidiary or parent thereof, his option may be exercised by a legatee or legatees of such option under such optionee's Last Will and Testament or by his personal representatives or distributees at any time within one year after his death or prior to the expiration of the Option.

               In any event, an option may only be exercised to the extent that it could have been exercised by the optionee at the time of his termination of employment or death. In no event may an option be exercised after the expiration of ten years from the date of its grant.

               In the event an optionee becomes disabled while employed by the Company or any subsidiary and ceases to be employed as a result thereof, the Compensation Committee, in its discretion, may allow any options held by the optionee to be fully exercised, at any time within one year after the date of such termination of employment, unless either the options or the ISO Plan otherwise provides for earlier termination of the options.

        (d) Nontransferability of Options; No Liens. An option is nontransferable and non assignable by the optionee, other than by will or the laws of descent and distribution, and is exercisable during the optionee's lifetime only by the optionee, or in the event of his or her death, by a person who acquires the right to exercise the option by bequest or inheritance or by reason of the death of the optionee.

               The option agreement may contain such other terms, provisions and conditions not inconsistent with the Plan as may be determined by the Board of Directors or the Compensation Committee.

Termination; Amendment or Discontinuance

        The ISO Plan (but not options previously granted under the ISO Plan) shall terminate ten years from the earlier of the date of its adoption by the stockholders or its Effective Date. No option will be granted after termination of the ISO Plan.

        The Board of Directors may terminate the ISO Plan at any time prior to its expiration date, or from time to time make such modifications or amendments of the ISO Plan as it deems advisable. However, the Board may not, without the approval of a majority of the then outstanding shares of the Company entitled to vote thereon, except under conditions described under "Adjustments Upon Changes in Common Stock," increase the maximum number of shares as to which options may be granted under the Plan, change the standards of eligibility under the Plan, increase the benefits which may accrue to participants under the ISO Plan, cause options under the ISO Plan to fail to meet the requirements of EISOs, or require prior approval of a majority vote of the stockholders of the Company under the applicable provisions of the General Corporation Law of Delaware.

        No termination, modification or amendment of the ISO Plan may adversely affect the terms of any outstanding options without the consent of the holders of such options

Adjustments Upon Changes in Common Stock

        In the event that the number of outstanding shares of Common Stock of the Company is changed by reason of a stock split, reverse stock split or stock dividend, the Board of Directors of the Company will make an appropriate adjustment in the aggregate number of shares of Common Stock available under the ISO Plan, in the number of shares of Common Stock reserved for issuance upon the exercise of then outstanding options and in the exercise prices of such options. Any adjustment in the number of shares will apply proportionately only to the unexercised portion of options granted under the ISO Plan. Fractions of shares resulting from any such adjustment shall be revised to the next lower whole number of shares.

        All options then currently outstanding shall become immediately exercisable in full until expiration of their respective terms upon either the first purchase of the Company's Common Stock pursuant to a third party tender offer or exchange offer or a merger or consolidation with a third party, sale of all or substantially all assets of the Company or plan of liquidation and/or dissolution approved by the Company's stockholders.

Federal Income Tax Consequences

        The following discussion is only a summary of the principal Federal income tax consequences of the options granted under the ISO Plan and is based on existing Federal law, which is subject to change, in some cases retroactively. This discussion is also qualified by the particular circumstances of individual optionees, which may substantially alter or modify the Federal income tax consequences herein discussed.

        Generally, under present law, when an option qualifies as an ISO under
Section 422 of the Internal Revenue Code of 1986, as amended (the "Code") (i) an employee will not realize taxable income either upon the grant or the exercise of the option, (ii) the amount by which the fair market value of the shares acquired by the exercise of the option at the time of exercise exceeds the option price is included in alternative minimum taxable income for purposes of determining the employee's alternative minimum tax, (iii) any gain or loss (the difference between the net proceeds received upon the disposition of the shares and the option price paid therefor) upon a qualifying disposition of the shares acquired by the exercise of the option will be treated as capital gain or loss if the stock qualifies as a capital asset in the hands of the employee, and (iv) no deduction will be allowed to the Company for Federal income tax purposes in connection with the grant or exercise of an ISO or a qualifying disposition of the shares. A disposition by an employee of shares acquired upon exercise of an ISO will constitute a qualifying disposition if it occurs more than two years after the grant of the option or one year after the issuance of the shares to the employee, whichever is later. If such shares are disposed of by the employee before the expiration of those time limits, the transfer would be a "disqualifying disposition", and the employee, in general, will recognize ordinary income (and the Company will receive an equivalent deduction) equal to the lesser of (i) the aggregate fair market value of the shares as of the date of exercise less the option price, or
(ii) the amount realized on the disqualifying disposition less the option price. Ordinary income from a disqualifying disposition will constitute compensation for which withholding may be required under Federal and state law. The maximum rate of tax on ordinary income is greater than the maximum rate of tax on capital gains. The tax rate advantage of long-term capital gains was enhanced under the Tax Relief Act of 1997 (the "1997 Act"). Such legislation reduces the maximum rate of taxation on capital gains for individuals from 28% to 20%, but it increases the holding period for assets to more than 18 months. These rates will apply for both regular and alternative minimum tax ("AMT") purposes, which means that there is no AMT adjustment for the new capital gains rates. In addition, under the Revenue Reconciliation Act of 1993, holders of options granted after August 10, 1993 may be entitled to exclude up to 50% of the gain on any such sale occurring five years after the date of exercise. The availability of such exclusion for so-called "qualified small business stock" is dependent upon the Company not (i) having in excess of $50 million of aggregate gross assets at any time before the exercise of the options, (ii) being in the trade or business of operating hotels, motels, restaurants, or similar businesses, or (iii) being in a trade or business where the principal asset is the reputation or skill of one or more of its employees. The 1997 Act does not change the capital gain treatment of qualified small business stock and, therefore, such gains will remain taxed at no higher than 14% (28% rate x 50% exclusion). No assurance can be given that the Company will be considered meeting such requirements currently or in the future. To the extent that a portion of any gain is excluded, one-half of the excluded gain is a tax preference item for AMT purposes.

        The foregoing discussion is only a brief summary of the applicable Federal income tax laws as in effect on this date and should not be relied upon as being a complete statement. The Federal tax laws are complex, and they are subject to legislative changes and new or revised judicial or administrative interpretations at any time. In addition to the Federal income tax consequences described herein, a grantee may also be subject to state and/or local income tax consequences in the jurisdiction in which the grantee works and/or resides.

        THE BOARD OF DIRECTORS RECOMMENDS THAT STOCKHOLDERS VOTE "FOR" THE FOREGOING PROPOSAL 3.

PROPOSAL 4

                              PROPOSAL TO AMEND THE
                                  NON-QUALIFIED
                           INCENTIVE STOCK OPTION PLAN

               The Board of Directors of the Company has adopted, subject to the approval of stockholders, an amendment to the Company's Non-Qualified Incentive Stock Option Plan (the "Non-Qualified Plan" or "Plan"). The amendment provides for grants of non-qualified options to employees of the Company or any subsidiary thereof, which options are not intended to qualify under Section 422(b) of the Internal Revenue Code of 1986, as amended, (the "Code"). The Board also reserved, subject to stockholders ratification, an additional 200,000 shares of common stock for the grant of non-qualified options, bringing the number of shares reserved under the Plan to 300,000 shares from 100,000 shares previously reserved. A copy of the Amended Non-Qualified Plan is annexed hereto as Exhibit "B".

               As of the date of this Proxy Statement, options to purchase 50,000 shares have been granted.

               The Board of Directors believe that the adoption of the amendment of the Non-Qualified Plan gives the Company a mechanism to provide employees of the Company and its subsidiaries, involved in the continuing development and success of the Company, an opportunity to acquire or increase their proprietary interest in the financial success and progress of the Company by means of grants of non-qualified options to purchase Common Stock. It is the opinion of the Board of Directors that this will maintain and strengthen the Company's employees desire to remain with the Company, stimulate their efforts on the Company's behalf, and also enable the Company to attract other qualified personnel to the Company's employ.

               The Board of Directors deemed it in the best interests of the Company to amend the Non-Qualified Plan so as to provide the Company with a degree of flexibility in compensating its employees, that is not available to it pursuant to the Company's Amended Employees' Incentive Stock Option Plan.

               The affirmative vote by holders of a majority of the Common Stock of the Company entitled to vote is required for approval of the amendment to the Non-Qualified Plan.

               THE BOARD OF DIRECTORS RECOMMENDS THAT STOCKHOLDERS VOTE "FOR" THE FOREGOING PROPOSAL 4.

               The following statements summarize certain provisions of the amended Non-Qualified Plan, which is qualified in its entirety by reference to the text of the Plan which is annexed hereto as Exhibit "B".

Eligibility for Participation

        The amended Non-Qualified Plan provides that non-qualified stock options ("NQSOs" or "Options") may be granted to employees of the Company and its subsidiaries thereof, non-employee members of the Board of Directors of the Company and non-employees of the Company, and its subsidiaries thereof (collectively referred to as "Participants"). The Board of Directors or a committee appointed by the Board will select the optionees and determine the number of shares to be subject to each option. In making such determination, there will be taken into account the nature of the services rendered by Participants, their present and potential contributions to the success of the Company, and such other relevant factors as the Board of Directors or the Committee, in its discretion shall deem relevant.


Administration

        The Plan is to be administered either by the Board of Directors of the Company or by a committee ("Non-Qualified Stock Option Committee" or the "Committee") of not less than two non-employee directors of the Company appointed by the Board. The Non-Qualified Stock Option Committee is comprised of Mark Pinto and Steven B. Sands. The interpretation and construction of any provisions of the Plan by the Board or its Committee shall be final and conclusive. Members of the Board will receive no compensation for their services in connection with the administration of the Non-Qualified Plan.

Terms of Options

        The terms of options granted under the Plan are to be determined by the Board or the Non-Qualified Stock Option Committee. Each option is to be evidenced by a stock option agreement between the Company and the optionee, and is subject to the following additional terms and conditions:

        (a) Exercise of the Option: The Board of Directors or the Non-Qualified Stock Option Committee will determine the time periods during which options granted under the Non-Qualified Plan may be exercised. An option must be granted within ten (10) years from the date the Plan will be adopted. Options will be exercisable at any time during the period, but will not have an expiration date later than ten (10) years from the date of grant. NQSOs granted to holders of more than 10% of the Company's Common Stock may not have a term of more than five years. Unless otherwise provided in any option agreement issued under the Plan, any option granted under the Plan may be exercisable in whole or in part at any time during the exercise period. An option is exercised by giving written notice of exercise to the Company specifying the number of full shares of Common Stock to be purchased and tendering payment of the purchase price to the Company in cash or certified check, or at the discretion of the Board or the Non-Qualified Stock Option Committee, by delivery of shares of Common Stock having a fair market value equal to the Option Price.

        The Option Price of the shares of common Stock subject to each NQS0 shall be such price as established by the Board of Directors or the Non-Qualified Stock Option Committee at the date of grant.

        The Company's non-employee directors will receive options to purchase 2,500 shares of Common Stock on the date of the annual meeting of stockholders, said options will bear an exercise price equal to 100% of the fair market value of the Common Stock on the date of grant.

        (c) Termination of Employment: Death: If the optionee ceases to be employed by the Company or any subsidiary thereof, or the contractual relationship of an optionee with the Company is terminated other than by retirement, death or disability, such optionee's options shall immediately terminate, provided the Non-Qualified Stock Option Committee may allow the options to be exercised at any time within the three months after the date of termination.

        In the event an optionee dies while an employee of the Company or a subsidiary thereof, or in service of the Company or a subsidiary thereof, his option may be exercised by a legatee or legatees of such option under such optionee's Last Will and Testament or by his personal representatives or distributees at any time within one year after his death or prior to the expiration of the Options.

        In any event, an option may only be exercised to the extent that it could have been exercised by the optionee at the time of his termination of employment by the Company or death. In no event may an Option be exercised after the expiration of ten years from the date of its grant.

        (d)    Termination of Employment - Retirement

               In the event of the termination of employment of the optionee by reason of retirement, the optionee may exercise his Options at any time after such termination, provided that the Options may not be exercised after the expiration of such Options.

        (e)    Termination of Employment - Disability

        In the event an optionee becomes disabled while an employee of the Company or in service thereof and ceases to be employed or in service to the Company as a result thereof, the optionee may exercise his Options at any time within one year after the optionee's termination due to disability, provided that the Options may not be exercised after the expiration of such Options.

        (f)    Non-transferability of Options.  No Liens

        An Option is nontransferable and non-assignable by the optionee, other than by will or the laws of descent and distribution, and is exercisable during the optionee's lifetime only by the optionee, or in the event of his or her death, by a person who acquires the right to exercise the Option by bequest or inheritance or by reason of the death of the optionee.

        The option agreement may contain such other terms, provisions and conditions not inconsistent with the Plan as may be determined by the Board of Directors or the Non-Qualified Stock Option Committee

Termination; Amendment or Discontinuance

        The Non-Qualified Plan (but not Options previously granted under the Non-Qualified Plan) shall terminate ten years from the earlier dates of its adoption by the stockholders or its Effective Date. No Option will be granted after termination of the Plan.

               The Board of Directors may terminate the Plan at any time prior to its expiration date, or from time to time make such modifications or amendments to the Plan as it deems advisable. However, the Board may not, without the approval of a majority of the outstanding shares of Common Stock entitled to vote thereon, except under conditions described under "Adjustments Upon Changes in Common Stock", increase the maximum number of shares as to which Options may be granted under the Plan, change the eligibility under the Plan, increase the benefits which may accrue to participants under the Plan, or require prior approval of a majority vote of the stockholders of the Company under the applicable provisions of the General Corporation Law of Delaware

Adjustments Upon Changes in Common Stock.

               The Plan provides for appropriate adjustments in the aggregate number of shares of common Stock available under the Plan, in the number of shares of Common Stock reserved for issuance upon the exercise of the outstanding options and in the exercise prices of such Options, in the event the number of outstanding shares of the Company is changed by reason of a stock split reverse stock split or stock dividend.

Federal Income Tax Consequences

        In the case of NQSOs granted under the Non-Qualified Plan, no income generally is recognized by the optionee at the time of the grant of the option, assuming such NQSO does not have a readily ascertainable fair market value. The optionee generally will recognize ordinary income at the time the NQSO is exercised equal to the aggregate fair market value of the shares acquired less the option price. Notwithstanding the foregoing, if a sale of the shares at a profit could subject an optionee to liability under Section 16(b) of the Securities Exchange Act of 1934, the optionee generally will not recognize income until the date a sale thereof would not give rise to a suit under Section 16(b) of the Securities Exchange Act of 1934, at which time he will recognize income in an amount equal to the fair market value of the shares on such date less the option price. However, such an optionee may elect ("Section 83(b) Election") within 30 days after the date of exercise to recognize ordinary income as of the date of exercise based on the fair market value at the date of exercise. Ordinary income from NQSOs will constitute compensation for which withholding may be required under Federal and state law. The Company will receive a deduction equal to the amount of compensation so recovered by the optionee, subject to the limitation imposed by the 1993 Act limiting the otherwise allowable deduction for compensation paid or accrued by a covered employee of a publicly held corporation to no more than $1 million per year.

         Shares acquired upon exercise of NQSOs will have a tax basis equal to their fair market value on the exercise date or other relevant date on which ordinary income is recognized and the holding period for the shares generally will begin on the date of the exercise or such other relevant date. Upon subsequent disposition of the shares, the optionee will recognize capital gain or loss if the stock is a capital asset in his hands. Provided the shares are held by the optionee for more than eighteen months prior to disposition, such gain or loss will be long-term capital gain or loss. As set forth above, the maximum rate of tax on ordinary income is greater than the rate of tax on capital gains. To the extent an optionee recognizes a capital loss, such loss may currently generally offset capital gains and $3,000 of ordinary income. Any excess capital loss is carried forward indefinitely.

        The foregoing discussion is only a brief summary of the applicable Federal income tax laws as in effect on this date, and should not be relied upon as being a complete statement. The Federal tax laws are complex, and they are subject to legislative changes and new or revised judicial or administrative interpretations at any time. In addition to the Federal income tax consequences described herein, an optionee may also be subject to state and/or local income tax consequences in the jurisdiction in which he works and/or resides.

        THE BOARD OF DIRECTORS RECOMMENDS THAT STOCKHOLDERS VOTE "FOR" THE FOREGOING PROPOSAL 4.


PROPOSAL 5

                       RATIFICATION OF THE APPOINTMENT OF
                   GOLDSTEIN GOLUB KESSLER & COMPANY, P.C. AS
                    INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS


        Goldstein Golub Kessler & Company, P.C. of New York have been selected by the Company's Board of Directors as the Company's independent public accountants for the year ending December 31, 1998. Goldstein Golub Kessler & Company, P.C. have been the Company's independent certified public accountants since 1988. It is expected that a representative of Goldstein Golub Kessler & Company, P.C. will have an opportunity to make a statement if he or she so desires to do so and to respond to appropriate questions. Proxies are being solicited by management in favor of ratifying the appointment of Goldstein Golub Kessler & Company, P.C.

        THE BOARD OF DIRECTORS RECOMMENDS THAT STOCKHOLDERS VOTE "FOR" THE FOREGOING PROPOSAL 5.


OTHER MATTERS

        The Board of Directors is not aware of any business to be presented at the Annual Meeting except the matters set forth in the Notice and described in this Proxy Statement. Unless otherwise directed, all shares represented by Board of Directors' Proxies will be voted in favor of the proposals of the Board of Directors described in this Proxy Statement. If any other matters come before the Annual Meeting, the persons named in the accompanying Proxy will vote on those matters according to their best judgment.

EXPENSES

        The entire cost of preparing, assembling, printing and mailing this Proxy Statement, the enclosed Proxy and other materials, and the cost of soliciting Proxies with respect to the Annual Meeting, will be borne by the Company. The Company will request banks and brokers to solicit their customers who beneficially own shares listed of record in names of nominees, and will reimburse those banks and brokers for the reasonable out-of-pocket expenses of such solicitations. The original solicitation of Proxies by mail may be supplemented by telephone and telegram by officers and other regular employees of the Company, but no additional compensation will be paid to such individuals.


STOCKHOLDER PROPOSALS

        No person who intends to present a proposal for action at a forthcoming stockholders' meeting of the Company may seek to have the proposal included in the proxy statement or form of proxy for such meeting unless that person (a) is a record beneficial owner of at least 1% or $1,000 in market value of shares of Common Stock, has held such shares for at least one year at the time the proposal is submitted, and such person shall continue to own such shares through the date on which the meeting is held; (b) provides the Company in writing with their name, address, the number of shares held by him and the date upon which they acquired such shares with documentary support for a claim of beneficial ownership; (c) notified the Company of their intention to appear personally at the meeting or by a qualified representative under Delaware law to present their proposal for action; and (d) submits their proposal timely. A proposal to be included in the proxy statement or proxy for the Company's next annual meeting of stockholders will be submitted timely only if the proposal has been received at the Company's principal executive office no later than November 24, 1998. If the date of such meeting is changed by more than 30 calendar days from the date such meeting is scheduled to be held under the Company's By-Laws, or if the proposal is to be presented at any meeting other than the next annual meeting of stockholders, the proposal must be received at the Company's principal executive office at a reasonable time before the solicitation of proxies for such meeting is made.

        Even if the foregoing requirements are satisfied, a person may submit only one proposal of not more than 500 words with a supporting statement if the latter is requested by the proponent for inclusion in the proxy materials, and under certain circumstances enumerated in the Securities and Exchange Commissions's rules relating to the solicitation of proxies, the Company may be entitled to omit the proposal and any statement in support thereof from its proxy statement and form of proxy.

                       BY ORDER OF THE BOARD OF DIRECTORS


Armonk New York                                  Andrew A. Lozyniak
March 30, 1998                                         Secretary

        Copies of the Company's Annual Report on Form 10-K for the year ended December 31, 1997 as filed with the Securities and Exchange Commission, including the financial statements, can be obtained without charge by stockholders (including beneficial owners of the Company's Common Stock) upon written request to Andrew A. Lozyniak, the Company's Secretary, Semiconductor Packaging Materials Co., Inc., One Labriola Court, Armonk, New York 10504.

EXHIBIT A

                            CERTIFICATE OF AMENDMENT

                                     TO THE

                          CERTIFICATE OF INCORPORATION

                                       OF

                   SEMICONDUCTOR PACKAGING MATERIALS CO., INC.

                  Adopted in accordance with the provisions of
                   Section 242 of the General Corporation Law
                            of the State of Delaware


               We, Gilbert D. Raker, Chairman of the Board of Directors, and Andrew A. Lozyniak, Secretary of Semiconductor Packaging Materials Co., Inc., a corporation organized and existing under the laws of the State of Delaware (the "Corporation"), do hereby certify as follows:

               FIRST: The Certificate of Incorporation of the Corporation was filed in the office of the Secretary of State of the State of Delaware on October 31, 1988.

               SECOND: The Certificate of Incorporation of the Corporation, Article FIRST, is hereby amended to read in part as follows:

               "FIRST" The name of the Corporation is SEMX Corporation.

               THIRD: This amendment has been duly adopted in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware.

               IN WITNESS WHEREOF, we have signed this Certificate and caused the corporate seal of the Corporation to be affixed as of this 28th day of April, 1998


                                                   -----------------------------
                                                   Gilbert D. Raker, Chairman of
                                                   the Board of Directors
Attest:


-----------------------------
Andrew A. Lozyniak, Secretary

EXHIBIT B




                AMENDED NON-QUALIFIED INCENTIVE STOCK OPTION PLAN

                                       OF

                   SEMICONDUCTOR PACKAGING MATERIALS CO., INC.

                   SEMICONDUCTOR PACKAGING MATERIALS CO., INC.
                         NON-QUALIFIED STOCK OPTION PLAN


1.      Purpose.

        The Semiconductor Packaging Materials Co., Inc. Non-Qualified Stock Option Plan (the "Plan") is intended to provide employees, non-employee members of the Board of Directors of Semiconductor Packaging Materials Co., Inc. (the "Company") and non-employees of the Company, its "subsidiaries," as defined under Section 424(f) of the Internal Revenue Code of 1986, as amended (the "Code") and its "parent," as defined under Section 424(e) of the Code, if any, such as consultants, contractors and other persons involved in the continuing development and successes of the Company, its subsidiaries and parent, if any, as determined from time to time by the Board of Directors or a committee appointed by the Board of Directors (the "Non-Qualified Stock Option Committee" or the "Committee"), an opportunity to acquire or to increase their holdings of common stock of the Company (the "Common Stock") and other proprietary interests in the Company in order to promote a closer identification of their interests with those of the Company and its stockholders, thereby further stimulating their efforts to increase the efficiency, soundness, profitability, growth and stockholder value of the Company. This purpose will be carried out by means of periodic grants of options to purchase Common Stock. The Plan allows the Company to grant Non-Qualified Stock Options ("NQSOs" or "Options") not qualifying under
Section 422(b) of the Code.

2.      Shares Subject to the Plan.

        The total number of shares of Common Stock that may be subject to Options granted under the Plan shall be 300,000 in the aggregate, subject to adjustment as provided in Paragraph 7 of the Plan. The Company shall at all times while the Plan is in force reserve such number of shares of Common Stock underlying all outstanding Options granted under the Plan. In the event any Option granted under the Plan shall expire or terminate for any reason without having been exercised in full or shall cease for any reason to be exercisable in whole or in part, the unpurchased shares subject thereto shall again be available for grant under the Plan.

3.      Eligibility.

        NQSOs may be granted to employees of the Company, its subsidiaries and its parent, if any, non-employee members of the Company's Board of Directors, its subsidiaries and its parent, if any, and non-employees of the Company, its subsidiaries and parent, if any, such as consultants, contractors and other persons involved in the continuing development and successes of the Company, its subsidiaries and parent, if any. The Board of Directors or the

Non-Qualified Stock Option Committee will select the optionees to whom Options will be granted (the "Optionees") and determine the number of shares to be subject to each Option. In making such determination, there will be taken into account the nature of the services rendered by the persons eligible to receive Options, their present and potential contributions to the success of the Company, and such other relevant factors as the Board of Directors or the Committee in its discretion shall deem relevant.

4.      Administration of the Plan.

         (a) Subject to Paragraph 13 hereof, the Plan shall be administered by the Board of Directors of the Company and/or by the Committee which shall be comprised of at least two non-employee directors (the term "non-employee directors" having the meaning ascribed to it by Rule 16b-3 of the Securities Exchange Act of 1934, as amended (the "1934 Act")) appointed by the Board of Directors. As and to the extent authorized by the Board of Directors, the Non-Qualified Stock Option Committee may exercise the power and authority vested in the Board of Directors under the Plan. The Board of Directors or the Committee are hereinafter referred to as the "Committee".

        (b) Any action of the Committee with respect to the Plan may be taken by a written instrument signed by all of the members of the Committee and any such action so taken by written consent shall be as fully effective as if it had been taken by a majority of the members at a meeting duly held and called. Subject to the provisions of the Plan, the Committee shall have full and final authority in its discretion to take any action with respect to the Plan including, without limitation, the authority (i) to determine all matters relating to Options, including selection of individuals to be granted Options, the types of Options, the number of shares of the Common Stock, if any, underlying an Option, and all terms, conditions, restrictions and limitations of an Option; (ii) to prescribe the form or forms of agreements evidencing any Options granted under the Plan;
(iii) to establish, amend and rescind rules and regulations for the administration of the Plan; and (iv) to construe and interpret the Plan and agreements evidencing Options granted under the Plan, to make all other determinations deemed necessary or advisable for administering the Plan.

        (c) In making its determinations, the Committee may take into account the nature of the services rendered by the participants, their present and potential contributions to the Company's success, and such other factors as the Committee, in its discretion, shall deem relevant. The determination of the Committee on the matters referred to in this paragraph shall be conclusive.

5.      Prices and Terms of Options.

        An NQSO enables the optionee to purchase from the Company, at any time during a specified exercise period , a specified number of shares of Common Stock at a specified price (the "Option Price"). The non-employer Directors will receive options to purchase 2,500 shares of Common Stock as of the date of the Company's Annual Meeting of Shareholders, commencing with the Annual Meeting of 1997. The Options granted to the non-employee Directors will have an exercise price equal to 100% of the fair market value of the Common Stock on the date of grant. The character and terms of each Option granted under the Plan, with the exception of Options granted to non-employee Directors as provided herein, shall be determined by the Committee consistent with the provisions of the Plan, including the following:

        (a) The Option Price of the shares of Common Stock subject to each NQSO shall be such price as established by the Committee at the date of grant.

        (b) Any Option granted under the Plan shall expire at such time as established by the Committee at the date of grant.

        (c) Unless otherwise provided in any Option agreement under the Plan, an Option granted under the Plan shall become exercisable in whole at any time, or in part from time to time, but in no case may an Option (i) be exercised as to less than one hundred (100) shares of common Stock at any one time, or the remaining shares of Common Stock covered by the Option if less than one hundred
(100), or (ii) become fully exercisable more than five years from the date of its grant nor shall less than 20% of the Option become exercisable in any of the first five years of the Option.

        (d) An Option granted under the Plan shall be exercised by the delivery by the optionee to the Company, at its principal office (to the attention of the Secretary), of written notice of the full number of shares of Common Stock with respect to which the Option is being exercised, accompanied by payment in full, in cash or by certified check payable to the order of the Company, of the Option Price of such shares of Common Stock, or, at the discretion of the Committee, by the delivery of shares of Common Stock having a fair market value equal to the Option Price, or by a combination of cash and such shares (subject to the restriction above) held by the optionee that have a fair market value together with such cash that shall equal the Option Price, and, at the discretion of the Committee by having the Company withhold from the shares of Common Stock to be issued upon exercise of the Option the number of shares having a fair market value equal to the exercise price and/or the tax withholding amount due, or otherwise provide for withholding as set forth in paragraph 8(c) hereof.

        (e) The optionee shall have none of the rights of a stockholder with respect to the shares of Common Stock underlying such optionee's Option until such shares of Common Stock shall be issued to such optionee upon the exercise of the Option.

        (f) An Option granted under the Plan shall not be transferable otherwise than by will or the laws of descent and distribution. Any Option granted under the Plan may be exercised during the lifetime of the holder thereof only by the optionee. No Option granted under the Plan shall be subject to execution, attachment or other similar process.

6.      Death, Disability or Termination of Service.

        (a) If the contractual relationship with the Company of an optionee under the Plan is terminated or if the optionee ceases to be employed by the Company, as the case may be, otherwise than by death, disability, retirement or end of term, such optionee's Options shall immediately terminate, provided the Committee may, at the time of grant, allow for the Options to be exercised at any time within the three months after the date of termination.

        (b) In the event an optionee dies while employed or in the service of the Company or a subsidiary or parent thereof, his Option may be exercised by a legatee or legatees of such optionee under such optionee's Last Will and Testament or by his personal representatives or distributees, at any time, within one year after his death or prior to the expiration of the Option. In any event, an Option may only be exercised to the extent that it could have been exercised by the optionee at the time of the termination of his/its contractual relationship with the Company or his/her death.

        (c) In the event of the termination of employment of the optionee by reason of retirement, the optionee may exercise his options at any time after such termination, provided that the options may not be exercised after the expiration date of such options.

        (d) If an optionee becomes disabled within the definition of section 22
(e)(3) of the Code while contractually engaged with or employed by the Company or a subsidiary or parent thereof, such Option may, subject to the provisions of subparagraph (d) of this Paragraph 6, be exercised at any time within one year after such holder's termination of contractual relationship or employment due to the disability.

        (e) An Option may not be exercised pursuant to this Paragraph 6(b), (c) and (d) except to the extent that an optionee was entitled to exercise the Option at the time of death or disability. In any event, an Option may not be exercised after the original expiration date of such Option.

7.      Adjustment Upon Changes in Capitalization.

        (a) In the event that the outstanding shares of Common Stock are hereafter changed by reason of recapitalization, reclassification, stock split-up, combination or exchange of shares of Common Stock or the like, or by the issuance of dividends payable in shares of Common Stock, an appropriate adjustment shall be made by the Committee in the aggregate number of shares of Common Stock available under the Plan and in the number of shares of Common Stock and price per share subject to outstanding Options. In the event of the proposed dissolution, liquidation, merger or sale of substantially all of the assets of the Company, all outstanding Options under the Plan will, unless otherwise provided by the Committee, automatically terminate. The Committee may in its discretion make provision for accelerating the exercisability of Options under the Plan in such circumstances.

        (b) Any adjustment in the number of shares of Common Stock shall apply proportionately only to the unexercised portion of the Options granted hereunder. If fractions of shares of Common Stock result from any such adjustment, the adjustment shall be revised to the next lower whole number of shares of Common Stock.

8.      Further Conditions of Exercise.

        (a) Unless the shares of Common Stock issuable upon the exercise of an Option under the Plan have been registered with the Securities and Exchange Commission pursuant to the Securities Act of 1933, as amended (the "Act"), prior to the exercise of the Option, the notice of exercise shall be accompanied by a representation or agreement of the optionee to the Company to the effect that such shares of Common Stock are being acquired for investment and not with a view to the resale or distribution thereof, or such other documentation as may be required by the Company, unless, in the opinion of counsel to the Company, such representation, agreement or documentation is not necessary to comply with the Act.

        (b) The Company shall not be obligated to deliver any shares of Common Stock until they have been listed on each securities exchange on which the shares of Common Stock may then be listed or until there has been qualification under or compliance with such state or federal laws, rules or regulations as the Company may deem applicable.

        (c) The Committee may make such provisions and take such steps as it may deem necessary or appropriate for the withholding of any taxes that the Company is required by any law or regulation of any governmental authority, whether federal, state or local, domestic or foreign, to withhold in connection with the exercise of any Option, including, but not limited to, (i) the withholding of payment of all or any portion of such Option until the holder reimburses the Company for the amount the Company is required to withhold with respect to such taxes, (ii) the cancelling of any number of shares of Common Stock issuable upon exercise of such Option in an amount sufficient to reimburse the Company for the amount it is required to so withhold, (iii) the selling of any property contingently credited by the Company for the purpose of exercising such Option, or (iv) withholding the amount due from other amounts which the Company, its subsidiaries or parent, if any, may owe the optionee.

9.      Termination, Modification and Amendment.

        The Plan (but no Options previously granted under the Plan) shall terminate ten (10) years from the earliest of the date of its adoption by the Board of Directors, or the date the Plan is approved by the Shareholders of the Company, or such earlier date of termination as hereinafter provided. No Option shall be granted after the termination of the Plan.

        The Board of Directors may amend the Plan, not more than once every six months, to provide that the Company will grant Options to its non-employee Directors in an amount different than that provided in paragraph 5 hereof.

        The Plan may, from time to time, be terminated, modified or amended by the affirmative vote of the holders of a majority of the outstanding shares of capital stock of the Company entitled to vote thereon.

        The Board of Directors of the Company may at any time, prior to ten (10) years from the earlier of the date of the adoption of the Plan by such Board of Directors or the date the Plan is approved by the Shareholders, terminate the Plan or, from time to time, make such modifications or amendments of the Plan as it may deem advisable; provided, however, that the Board of Directors shall not, without approval by the affirmative vote of the holders of a majority of the outstanding shares of capital stock of the Company entitled to vote thereon, increase (except as provided by Paragraph 7) the maximum number of shares of Common Stock underlying an Option which may be granted under the Plan, materially change the standards of eligibility under the Plan or materially increase the benefits which may accrue to optionees under the Plan. Any amendment to the Plan which, in the opinion of counsel to the Company, will be deemed to result in the adoption of a new Plan, will not be effective until approved by the affirmative vote of the holders of a majority of the outstanding shares of capital stock of the Company entitled to vote thereon.

        No termination, modification or amendment of the Plan may adversely affect the rights under any outstanding Options without the consent of the holders of such Options.

10.     Effective Date of the Plan.

        The Plan shall become effective upon adoption by the Board of Directors of the Company. The Plan shall be submitted for approval by the affirmative vote of the holders of a majority of the outstanding shares of capital stock of the Company entitled to vote thereon within one year before or after adoption of the Plan by the Board of Directors.

11.     Not a Contract of Services.

        Nothing contained in the Plan or in any Option granted under the Plan shall be deemed to confer upon any Optionee any right to be or remain employed or associated with the Company or of a subsidiary or parent thereof or, in any way, limit the right of the Company, or of any subsidiary or parent thereof, to terminate such relationship.

12.     Other Compensation Plans.

        The adoption of the Plan shall not affect any other stock option plan, incentive plan or any other compensation plan in effect for the employees and non-employees of the Company, nor shall the Plan preclude the Company from establishing any other form of stock option plan, incentive plan or any other compensation plan for employees or non-employees of the Company.

13.     Section 16(b) Compliance.

        It is the intention of the Company that the Plan shall comply in all respects with Rule 16b-3 under the 1934 Act, and in all events, the Plan shall be construed in favor of it meeting the requirements of Rule 16b-3. Notwithstanding anything contained herein to the contrary, at anytime during the period the Company's Common Stock is registered pursuant to Section 12(g) of the 1934 Act, the Non-Qualified Stock Option Committee shall have the exclusive right to grant Options to persons subject to Section 16 of the 1934 Act and set forth the terms and conditions thereof. With respect to persons subject to
Section 16 of the 1934 Act, transactions under the Plan are intended, to the extent possible, to comply with all applicable conditions of Rule 16b-3, as amended from time to time, (and its successor provisions, if any) under the 1934 Act. To the extent any provision of the Plan or action by the Committee fails to so comply, it shall be deemed null and void to the extent permitted by law. Furthermore, notwithstanding anything to the contrary in the Plan, the Non-Qualified Stock Option Committee or the Board of Directors, in its sole and absolute discretion, may bifurcate the Plan so as to restrict, limit or condition the use of any provision of the Plan to participants who are officers subject to Section 16 of the 1934 Act without so restricting, limiting or conditioning the Plan with respect to other participants.

PROXY

                   SEMICONDUCTOR PACKAGING MATERIALS CO., INC.

                   One Labriola Court, Armonk, New York 10504

                    ANNUAL MEETING OF STOCKHOLDERS TO BE HELD

                                on April 28, 1998


                The undersigned, a holder of Common Stock of Semiconductor Packaging Materials Co., Inc. a Delaware corporation (the "Company"), hereby appoints GILBERT D. RAKER and ANDREW A. LOZYNIAK and each of them, the proxies of the undersigned, each with full power to appoint their substitutes, and hereby authorizes them to attend, represent and vote for the undersigned, all of the shares of the Company held of record by the undersigned on March 17, 1998, at the Annual Meeting of Stockholders of the Company to be held at The Club 101, 101 Park Avenue, New York at 11:00 a.m. E.S.T. on April 28, 1998 and any adjournments(s) thereof, as follows:

                1. ELECTION OF DIRECTORS, as provided in the Company's Proxy
Statement:

 [ ] FOR all nominees           [ ] WITHHOLD AUTHORITY to vote
     for listed below.              all nominees listed below.

(Instructions: To withhold authority to vote for an individual nominee, strike a line through or otherwise strike out the nominee's name below.) Gilbert D. Raker/Frank J. Polese/Mark A. Pinto/Richard D. Fain/John U. Moorhead, II/Stephen
B. Sands.

                2. The amendment to Article First of the Company's Certificate of Incorporation to change the name of the Company to SEMX Corporation.

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               [ ] FOR       [ ] AGAINST    [ ] ABSTAIN

                3. The ratification of the amendment to the Company's Amended Employee's Incentive Stock Option Plan to increase the authorized option shares from 600,000 to 900,000.

               [ ] FOR       [ ] AGAINST    [ ] ABSTAIN

                4. The ratification of the amendment to the Company's Non-Qualified Incentive Stock Option Plan to increase the authorized option shares from 100,000 to 300,000, and to make employees eligible to participate in the Plan.

               [ ] FOR [ ] AGAINST [ ] ABSTAIN

                5. The ratification of the appointment of Goldstein Golub Kessler & Company, P.C. as the Company's auditors for the year ending December 31, 1998.

               [ ] FOR       [ ] AGAINST    [ ] ABSTAIN

                6. Upon such other matters as may properly come before the meeting or any adjournments thereof.

               The Board of Directors recommends a vote FOR Proposal 1, 2, 3, 4 and 5.

               The undersigned hereby revokes any other proxy to vote at such Annual Meeting and hereby ratifies and confirms all that said attorneys and proxies, and each of them, may lawfully do by virtue hereof. With respect to matters not known at the time of the solicitations hereof, said proxies are authorized to vote in accordance with their best judgment.

            THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN ACCORDANCE WITH THE INSTRUCTIONS ON THE OTHER SIDE HEREOF, IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR THE ELECTION OF

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THE DIRECTORS NAMED IN PROPOSAL 1, FOR THE ADOPTION OF PROPOSALS 2, 3, 4 AND 5,
AND AS SAID PROXIES SHALL DEEM ADVISABLE ON SUCH OTHER BUSINESS AS MAY COME BEFORE THE MEETING.

                The undersigned acknowledges receipt of a copy of the Notice of Annual Meeting and accompanying Proxy Statement dated March 30, 1998 relating to the Annual Meeting and the 1997 Annual Report to stockholders.

                                                Dated:                 , 1998
                                                      -----------------
                                                --------------------------------

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                                                Signature(s) of Stockholder(s)
(Please sign exactly as name appears herein. When signing as executor, administrator, trustee, guardians, attorney, please give full title as such. For joint accounts or as fiduciaries, all joint or co-fiduciaries should sign).

THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS OR SEMICONDUCTOR PACKAGING MATERIALS CO., INC. PLEASE MARK, SIGN, DATE AND RETURN THE PROXY PROMPTLY USING THE ENCLOSED ENVELOPE. IT IS IMPORTANT FOR YOU TO VOTE.